Consent of Independent Registered Public Accounting Firm	Exhibit 15.1

We consent to the incorporation by reference of our report dated 25 February 2016 (24 March 2016 for the consolidating financial information included in Note 42), relating to the 2015 and 2014 consolidated financial statements of The Royal Bank of Scotland Group plc (which report expresses an unqualified opinion and includes an explanatory paragraph stating that Note 42 to the financial statements was added for the inclusion of consolidating financial information in respect of The Royal Bank of Scotland plc in accordance with Regulation S-X Rule 3-10) appearing in this Annual Report on Form 20-F of The Royal Bank of Scotland Group plc for the year ended 31 December 2016, in the following Registration Statements:

F-3 333-203157

F-3 333-203157-1

S-8 333-160220

S-8 333-85208

S-8 333-115726

S-8 333-120980

S-8 333-130558

S-8 333-153673

S-8 333-171227

S-8 333-174641

S-8 333-179967

/s/ Deloitte LLP

Deloitte LLP

London, United Kingdom

24 March 2017